EXHIBIT 99.1

To Form 8-K dated November 27, 2013

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President

Chief Financial Officer

Seacoast Banking Corporation of Florida

(772) 221-2825

Seacoast Banking Corporation of Florida

Announces Board Approval for Reverse Stock Split

STUART, FL., November 27, 2013 – Seacoast Banking Corporation of Florida (“Seacoast”) (NASDAQ: SBCF), the holding company for Seacoast National Bank, announced today that its Board of Directors has approved a 1-for-5 reverse split of its common stock. Shareholders of Seacoast previously authorized the Board of Directors to approve a reverse stock split at the annual meeting in May 2013. Seacoast’s common stock will begin trading on a split-adjusted basis on December 13, 2013, the day the reverse stock split becomes effective. The effective time for the stock split is 12:01 a.m. Eastern Standard Time on December 13, 2013.

“We believe a higher stock price following the effective date of the reverse split will broaden the range of investors in our stock, increase the visibility of our earnings trends and lower investor trading costs”, said Dennis S. Hudson, III, Chairman and Chief Executive Officer of Seacoast.

When the reverse stock split becomes effective, each five shares of Seacoast’s common stock will automatically be converted into one share of Seacoast’s common stock. Seacoast will not issue fractional shares as a result of the reverse stock split. Any fractional post-split shares as a result of the reverse stock split will be rounded up to the nearest whole post-split share.

The reverse stock split will have no impact on shareholders’ proportionate equity interests or voting rights, subject to the treatment of fractional shares, and will reduce the number of outstanding shares of common stock of Seacoast from approximately 130 million shares to approximately 26 million shares.

For more information regarding the reverse stock split, see “Answers to Frequently Asked Questions on the Reverse Stock Split” on our website at www.seacoastbanking.net.

About Seacoast Banking Corporation of Florida

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $2.1 billion in assets and $1.7 billion in deposits, as of September 30, 2013. Seacoast provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through 34 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast National Bank, and five Accelerate offices fueled by the power of Seacoast National Bank. Offices stretch from Broward County north through the Treasure Coast and into Orlando, and west to Okeechobee and surrounding counties. More information about Seacoast is available at www.seacoastbanking.net

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and the Section 21E of the Securities Exchange Act of 1934, and is meant to be protected by the safe harbor provided therein. Such statements include, without limitation, statements about future financial and operating results, the impact of the reverse stock split, as well as statements with respect to Seacoast’s objectives, expectations, beliefs, and intentions and other statements that are not historical facts. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K/A for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.